

<ARTICLE> 5
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                             410
<SECURITIES>                                         0
<RECEIVABLES>                                     1614
<ALLOWANCES>                                       118
<INVENTORY>                                       1171
<CURRENT-ASSETS>                                  3566
<PP&E>                                            5105
<DEPRECIATION>                                    2958
<TOTAL-ASSETS>                                    7236
<CURRENT-LIABILITIES>                             3078
<BONDS>                                           1031
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            83
<OTHER-SE>                                        1679
<TOTAL-LIABILITY-AND-EQUITY>                      7236
<SALES>                                           2486
<TOTAL-REVENUES>                                  2486
<CGS>                                             1867
<TOTAL-COSTS>                                     2288
<OTHER-EXPENSES>                                     9
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                (41)
<INCOME-PRETAX>                                    (4)
<INCOME-TAX>                                         8
<INCOME-CONTINUING>                                 28
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        28
<EPS-PRIMARY>                                      .37
<EPS-DILUTED>                                      .36<F1>

<F1>*The tags in the FDS will not be changed by the SEC to correspond to the new captions under SFAS 128. The SEC expects registrants to report "Earnings per share - Basic" data as the value for the EPS-PRIMARY tag and "Earnings per share - Diluted" data (as opposed to "EPS - Fuly Diluted") as the value for the EPS-DILUTED tag. Queries regarding these requirements may be directed to the Office of Chief Accountants (202-942-2950) or Meg Black in the Division of Corporation Finance (202-942-2940).

